Execution Copy

FIFTH AMENDED AND RESTATED SALE AGREEMENT
This FIFTH AMENDED AND RESTATED SALE AGREEMENT (this “Agreement”), dated as of January 30, 2015, is by and among DIAMOND RESORTS DEPOSITOR 2008 LLC, a Delaware limited liability company (the “Depositor”), and DIAMOND RESORTS ISSUER 2008 LLC, a Delaware limited liability company (the “Issuer”), and their respective permitted successors and assigns, and acknowledged and agreed to by DIAMOND RESORTS FINANCE HOLDING COMPANY, a Delaware corporation (“DFHC”) with respect to its rights and obligations set forth in Section 6 herein, and hereby amends and restates in its entirety that certain fourth amended and restated sale agreement, dated as of April 1, 2013 (the “4th A/R Sale Agreement”) , among the parties hereto, which amended and restated in its entirety that certain third amended and restated sale agreement, dated as of October 1, 2011 (the “3rd A/R Sale Agreement”), among the parties hereto, which amended and restated in its entirety that certain second amended and restated sale agreement, dated as of August 31, 2010 (the “2nd A/R Sale Agreement”), among the parties hereto, which amended and restated in its entirety that certain amended and restated sale agreement, dated as of July 16, 2010 (the “A/R Sale Agreement”), among the parties hereto, which amended and restated in its entirety that certain sale agreement, dated as of November 3, 2008 (the “Original Sale Agreement” and together with the A/R Sale Agreement, the 2nd A/R Sale Agreement, the 3rd A/R Sale Agreement and the 4th A/R Sale Agreement, the “Original Sale Agreements”), among the parties hereto.
W I T N E S S E T H:
WHEREAS, the parties hereto desire to amend and restate in its entirety the 4th A/R Sale Agreement as provided herein, and all actions required to do so under the 4th A/R Sale Agreement have been taken;
WHEREAS, (i) pursuant to the Original Sale Agreements, the Depositor had sold and the Issuer had purchased Timeshare Loans, (ii) pursuant to this Agreement, from time to time, the Depositor will sell and the Issuer will purchase Timeshare Loans, and (iii) pursuant to that certain sixth amended and restated indenture, dated as of January 30, 2015 (the “Indenture”), by and among the Issuer, Diamond Resorts Financial Services, Inc., a Nevada corporation, as servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”), custodian (in such capacity, the “Custodian”) and back-up servicer (in such capacity, the “Back-Up Servicer”) and Credit Suisse AG, New York Branch, as administrative agent (the “Administrative Agent”), the Issuer intends to pledge, among other things, such Timeshare Loans to the Indenture Trustee to secure the Issuer’s variable funding notes designated the Diamond Resorts Issuer 2008 LLC, Variable Funding Notes (the “Notes”);
WHEREAS, the Depositor may, and in certain circumstances will be required to, provide Qualified Substitute Timeshare Loans for Timeshare Loans previously sold to the Issuer hereunder (including, for the avoidance of doubt, Timeshare Loans sold to the Issuer under the Original Sale Agreements);

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NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
Section 1. Definitions; Interpretation. Capitalized terms used but not defined herein shall have the meanings specified in the Sixth Amended and Restated Standard Definitions (the “Standard Definitions”) attached to the Indenture as Annex A and to the extent that the Standard Definitions attached to the Indenture are further amended from time to time in accordance with the terms of the Indenture, such amended Standard Definitions shall apply to and be incorporated in this Agreement by reference as though attached hereto.
SECTION 2.    Acquisition of Timeshare Loans.
(a)    Timeshare Loans. On each Funding Date or Transfer Date, as the case may be, in return for the Timeshare Loan Acquisition Price for each Timeshare Loan to be sold on such Funding Date, the Depositor does hereby sell, transfer, assign and grant to the Issuer, without recourse (except as provided in Section 6 and Section 8 hereof), all of the Depositor’s right, title and interest in and to: (i) each Timeshare Loan listed on the related Borrowing Notice, (ii) the Receivables in respect of such Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents, (iv) all Related Security in respect of each such Timeshare Loan, (v) the rights and remedies of the Depositor under the Purchase Agreement, and (vi) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property described in the foregoing clauses (i) through (vi) being referred to as the “Conveyed Timeshare Property”). Upon such sale, the ownership of each such Timeshare Loan and all collections allocable to principal and interest thereon due after the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(a) shall immediately vest in the Issuer, its successors and assigns. The Depositor shall not take any action inconsistent with such ownership nor claim any ownership interest in any Timeshare Loan for any purpose whatsoever other than for consolidated financial and federal and state income tax reporting.
(b)    Delivery of Timeshare Loan Documents. In connection with the sale, transfer, assignment and conveyance of the Timeshare Loans hereunder, the Issuer hereby directs the Depositor and the Depositor hereby agrees to deliver or cause to be delivered, at least five Business Days prior to each Funding Date or Transfer Date, as the case may be, to the Custodian, all related Timeshare Loan Files and to the Servicer all related Timeshare Loan Servicing Files.
(c)    Collections. The Depositor shall deposit or cause to be deposited all collections in respect of Timeshare Loans conveyed hereunder that are received by it on or after the related Cut-Off Date in the Collection Account.
(d)    No Further Obligations. Based on the Depositor’s representation and warranty in clause (mm) of Schedule I, neither the Issuer nor any subsequent assignee of the Issuer shall have any obligation or liability with respect to any Timeshare Loan nor shall the Issuer or any subsequent assignee have any liability to any Obligor in respect of any

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Timeshare Loan. It is the intention of the parties hereto that no such obligation or liability is being assumed by the Issuer or any subsequent assignee herewith and any such obligation or liability is hereby expressly disclaimed.
SECTION 3.    Intended Characterization; Grant of Security Interest. It is the intention of the parties hereto that each transfer of Timeshare Loans to be made pursuant to the terms hereof shall constitute a sale by the Depositor to the Issuer and not a loan secured by such Timeshare Loans. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale, it is the intention of the parties hereto that (i) the Depositor shall be deemed to have Granted and does hereby Grant to the Issuer as of the date hereof a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising, the Conveyed Timeshare Property specified in Section 2 hereof and the proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law. In the event of the characterization of any such transfer as a loan, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum non-usurious rate of interest allowed by the applicable state law or any applicable law of the United States permitting a higher maximum non-usurious rate that preempts such applicable state law, which could lawfully be contracted for, charged or received (the “Highest Lawful Rate”). In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that: (a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loan, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.
The characterization of the Depositor as “debtor” and the Issuer as “secured party” in any financing statement required hereunder is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale to the Issuer of the Depositor’s entire right, title and interest in and to the Conveyed Timeshare Property.
SECTION 4.    Conditions Precedent to Acquisition of Timeshare Loans. The obligations of the Issuer to purchase any Timeshare Loans hereunder shall be subject to the satisfaction of the following conditions:
(a)    With respect to each Funding Date and each Transfer Date, all representations and warranties of the Depositor contained in Section 5(a) hereof shall be true and correct on the related Funding Date or Transfer Date, as the case may be, as if made

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on such date, and all representations and warranties as to the Timeshare Loans contained in Section 5(b) and all information provided in the Schedule of Timeshare Loans in respect of the Timeshare Loans (including the Qualified Substitute Timeshare Loans conveyed on such Transfer Date) shall be true and correct on the related Funding Date or Transfer Date, as the case may be.
(b)    On or prior to a Funding Date or a Transfer Date, as the case may be, the Depositor shall have delivered or shall have caused the delivery of (i) the related Timeshare Loan Files to the Custodian, and the Custodian shall have delivered a Trust Receipt therefore pursuant to the Custodial Agreement, (ii) the Timeshare Loan Servicing Files to the Servicer, and (iii) an updated Schedule of Timeshare Loans to the Custodian, the Servicer, the Issuer, the Indenture Trustee and the Administrative Agent.
(c)    Each transfer, assignment, sale and grant shall be evidenced by a transfer certificate in the form attached hereto as Exhibit B. The Depositor shall have delivered or caused to be delivered all other information theretofore required or reasonably requested by the Issuer to be delivered by the Depositor or performed or caused to be performed all other obligations required to be performed as of the Amendment Closing Date, Funding Date or Transfer Date, as the case may be, including all filings, recordings and/or registrations as may be necessary in the opinion of the Issuer to establish and preserve the right, title and interest of the Issuer or the Indenture Trustee, as the case may be, in the related Timeshare Loans.
(d)    On the related Funding Date, the Indenture shall be in full force and effect and no Funding Termination Event shall have occurred and is continuing.
(e)    Each of the conditions precedent to a Borrowing under the Indenture and the Note Funding Agreement shall have been satisfied.
(f)    Each Timeshare Loan conveyed on a Funding Date shall be an Eligible Timeshare Loan.
(g)    Each Qualified Substitute Timeshare Loan replacing a Timeshare Loan shall satisfy each of the criteria specified in the definition of “Qualified Substitute Timeshare Loan” and each of the conditions herein and in the Indenture for substitution of Timeshare Loans shall have been satisfied.
(h)    The Depositor shall have delivered such other certificates and opinions as shall be reasonably requested by the Issuer or its assignee.
SECTION 5.    Representations and Warranties and Certain Covenants of the Depositor.
(a)    The Depositor represents and warrants to the Issuer and the Indenture Trustee for the benefit of the Noteholders, as of the Amendment Closing Date and on each

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Funding Date and Transfer Date (with respect to any Timeshare Loans or Qualified Substitute Timeshare Loans transferred on such Funding Date or Transfer Date) as follows:
(i)    Due Incorporation; Valid Existence; Good Standing. The Depositor is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware; and is duly qualified to do business as a foreign company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the business of the Depositor or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any portion of the Conveyed Timeshare Property.
(ii)    Possession of Licenses, Certificates, Franchises and Permits. The Depositor holds, and at all times during the term of this Agreement will hold, all material licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Conveyed Timeshare Property.
(iii)    Corporate Authority and Power. The Depositor has, and at all times during the term of this Agreement will have, all requisite corporate power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder. The Depositor has all requisite corporate power and authority to acquire, own, transfer and convey the Conveyed Timeshare Property to the Issuer.
(iv)    Authorization, Execution and Delivery; Valid and Binding. This Agreement and all other Transaction Documents and instruments required or contemplated hereby to be executed and delivered by the Depositor have been duly authorized, executed and delivered by the Depositor and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against the Depositor in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors’ rights generally applicable in the event of the bankruptcy, insolvency, or reorganization of the Depositor and to general principles of equity, regardless of

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whether such enforceability shall be considered in a proceeding in equity or at law. This Agreement constitutes a valid transfer of the Depositor’s interest in the Conveyed Timeshare Property to the Issuer or the valid creation of a first priority perfected security interest in the Conveyed Timeshare Property in favor of the Issuer.
(v)    No Violation of Law, Rule, Regulation, etc. The execution, delivery and performance by the Depositor of this Agreement and any other Transaction Document to which the Depositor is a party do not and will not (A) violate any of the provisions of the certificate of formation or limited liability company agreement of the Depositor, (B) violate any provision of any law, governmental rule or regulation currently in effect applicable to the Depositor or its properties or by which the Depositor or its properties may be bound or affected, including, without limitation, any bulk transfer laws, (C) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to the Depositor or its properties or by which the Depositor or its properties are bound or affected, (D) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Depositor is a party or by which it is bound or (E) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.
(vi)    Governmental Consent. No consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of the Depositor is required which has not been obtained in connection with the authorization, execution, delivery or performance by the Depositor of this Agreement or any of the other Transaction Documents to which it is a party or under the transactions contemplated hereunder or thereunder, including, without limitation, the transfer of the Conveyed Timeshare Property and the creation of the security interest of the Issuer therein pursuant to Section 3 hereof.
(vii)    Defaults. The Depositor is not in default under any material agreement, contract, instrument or indenture to which the Depositor is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, in each case, which would have a material adverse effect on the transactions contemplated hereunder or on the business, operations, financial condition or assets of the Depositor, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.
(viii)    No Material Adverse Effect. Since the end of Parent’s most recent, audited fiscal year, there has been no Material Adverse Effect with respect to any Diamond Resorts Entity.

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(ix)    Insolvency. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Conveyed Timeshare Property hereunder. On the Amendment Closing Date, or a Funding Date or a Transfer Date, as applicable, the Depositor will not engage in any business or transaction for which any property remaining with the Depositor would constitute an unreasonably small amount of capital.
(x)    Pending Litigation or Other Proceedings. There is no pending or, to the best of the Depositor’s knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Depositor which, if decided adversely, would materially and adversely affect (A) the condition (financial or otherwise), business or operations of the Depositor, (B) the ability of the Depositor to perform its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which it is a party, (C) any of the Conveyed Timeshare Property or title of the Depositor to any of the Conveyed Timeshare Property, or (D) the Issuer’s or the Indenture Trustee’s ability to foreclose or otherwise enforce its rights with respect to any of the Conveyed Timeshare Property, including without limitation the right to revoke or otherwise terminate the Right-to-Use Agreements and related Right-to-Use Interests, and the rights of the Obligors to use and occupy the related Timeshare Interest.
(xi)    Information. No document, certificate or report furnished or required to be furnished by or on behalf of the Depositor pursuant to this Agreement, in its capacity as the Depositor, contains or will contain when furnished any untrue statement of a material fact or fails, or will fail, to state a material fact necessary in order to make the statements contained therein not misleading. There are no facts known to the Depositor which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, the financial condition or assets or business of the Depositor, or which may impair the ability of the Depositor to perform its obligations under this Agreement and any other Transaction Document to which it is a party, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Issuer by or on behalf of the Depositor pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.
(xii)    Foreign Tax Liability. The Depositor is not aware of any Obligor under a Timeshare Loan who has withheld any portion of payments due under such Timeshare Loan because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted the Depositor concerning a withholding or other foreign tax liability.
(xiii)    Employee Benefit Plan Liability. As of the Amendment Closing Date and each Funding Date and Transfer Date, as applicable, (i) no

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“accumulated funding deficiency” (as such term is defined under ERISA and the Code), whether or not waived, exists with respect to any Plan with respect to any plan year beginning prior to January 1, 2011, and, to the Depositor’s knowledge, no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of any plan year beginning prior to January 1, 2011; (ii) no unpaid “minimum required contribution” (as such term is defined under ERISA and the Code), whether or not such funding deficiency is waived, exists with respect to any Plan with respect to any plan year beginning after December 31, 2010, and, to the Depositor’s knowledge, no event has occurred or circumstance exists that may result in an unpaid minimum required contribution as of the last day of the plan year beginning after December 31, 2010 of any such Plan; (iii) the Depositor and each of its ERISA Affiliates has made all contributions required under each Multiemployer Plan to which the Depositor or any of its ERISA Affiliates contributes or in which the Depositor or any of its ERISA Affiliates participates (a “Depositor Multiemployer Plan”); and (iv) neither the Depositor nor any of its ERISA Affiliates has withdrawn from any Depositor Multiemployer Plan with respect to which there is any outstanding liability and, to the Depositor’s knowledge, no event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the partition, termination, reorganization or insolvency of, any Depositor Multiemployer Plan that could result in any liability to the Depositor.
(xiv)    Taxes. The Depositor has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Depositor or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings or such failure will not have a material adverse effect on the rights and interests of the Issuer. The Depositor knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established. The Depositor intends to pay all such taxes, assessments and governmental charges when due.
(xv)    Place of Business. The place of business where the Servicer on behalf of the Depositor keeps its records concerning the Timeshare Loans will be 10600 West Charleston Boulevard, Las Vegas, Nevada 89135 (or such other place specified by the Depositor by written notice to the Issuer and the Indenture Trustee). The principal place of business and chief executive office of the Depositor is located at 10600 West Charleston Boulevard, Las Vegas, Nevada 89135 (or such other place specified by the Depositor by written notice to the Issuer and the Indenture Trustee).
(xvi)    Securities Laws. The Depositor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No portion of the Timeshare Loan Acquisition Price for each of the Timeshare Loans will be used by the Depositor to acquire any security in any transaction which is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.

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(xvii)    Ownership of the Depositor. One hundred percent (100%) of the outstanding sole membership interest of the Depositor is directly owned (both beneficially and of record) by Diamond Resorts Finance Holding Company, a Delaware corporation. Such membership interest is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire membership interests from the Depositor.
(xviii)    Representations and Warranties Regarding Security Interest and Loan Files.

(1)
In the event of the characterization of the transfers under this Agreement as a loan, the grant under Section 3 hereof creates a valid and continuing security interest (as defined in the applicable UCC) in the Conveyed Timeshare Property in favor of the Issuer, which security interest is prior to all other Liens arising under the UCC, and is enforceable as such against creditors of the Depositor, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affected creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(2)	The Timeshare Loans and the documents evidencing such Timeshare Loans constitute either “accounts”, “chattel paper”, “instruments” or “general intangibles” within the meaning of the applicable UCC.

(3)	The Depositor owns and has good and marketable title to the Conveyed Timeshare Property free and clear of any Lien, claim or encumbrance of any Person.

(4)
The Depositor has caused or will have caused, within ten days of the Amendment Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Conveyed Timeshare Property granted to the Issuer and by the Issuer to the Indenture Trustee.

(5)
All original executed copies of each Obligor Note that constitute or evidence any Conveyed Timeshare Property have been delivered to the Custodian and the Issuer has received a Trust Receipt therefore, which acknowledges that the Custodian is holding the Obligor Notes that constitute or evidence any Conveyed Timeshare Property solely on behalf and for the benefit of the Indenture Trustee.

(6)
Other than as contemplated by this Agreement and the Indenture, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Conveyed Timeshare Property.

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The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering any Conveyed Timeshare Property other than any financing statement relating to the security interest granted to the Issuer and the Indenture Trustee hereunder, under the Indenture or that has been terminated.

(7)
All financing statements filed or to be filed against the Depositor in favor of the Issuer and the Indenture Trustee in connection herewith describing the Conveyed Timeshare Property contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

(8)
None of the Obligor Notes that constitute or evidence any Conveyed Timeshare Property has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than to the Issuer and by the Issuer to the Indenture Trustee.

The foregoing representations and warranties in Section 5(a)(xviii) shall remain in full force and effect and shall not be waived or amended until the Notes are paid in full or otherwise released or discharged.
(b)    The Depositor hereby: (i) represents and warrants that immediately prior to the transfer of any Timeshare Loan to the Issuer, the Depositor had full legal and equitable title to such Timeshare Loan, free and clear of any liens and encumbrances, and (ii) makes the representations and warranties contained in Schedule I hereto with respect to each Timeshare Loan, and certain limited representations and warranties contained in Schedule II hereto with respect to the Resorts, such representations and warranties in both clauses (i) and (ii) for the benefit of the Issuer, the Indenture Trustee for the benefit of the Noteholders and the Administrative Agent with respect to each Timeshare Loan and certain Resorts as of the Amendment Closing Date, each Funding Date and each Transfer Date (with respect to the Timeshare Loans and the Qualified Substitute Timeshare Loans transferred on such Funding Date or Transfer Date), as applicable.
(c)    It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive the sale of any Conveyed Timeshare Property to the Issuer and any assignment of such Conveyed Timeshare Property by the Issuer to the Indenture Trustee for the benefit of the Noteholders and shall continue until the Notes are paid in full or otherwise released or discharged. The Depositor acknowledges that it has been advised that the Issuer intends to assign all of its right, title and interest in and to the Conveyed Timeshare Property and its rights and remedies under this Agreement to the Indenture Trustee for the benefit of the Noteholders. The Depositor agrees that, upon any such assignment, the Indenture Trustee may enforce directly, without joinder of the Issuer (but subject to any defense that the Depositor may have under this Agreement) all rights and remedies hereunder.

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(d)    With respect to any representations and warranties contained in Section 5(a) and Section 5(b) hereof, which are made to the Depositor’s knowledge, if it is discovered that any representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any assignee thereof, then notwithstanding the Depositor’s lack of knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made, such inaccuracy shall be deemed a breach of such representation or warranty for purposes of the repurchase or substitution obligations described herein.
SECTION 6.    Repurchases and Substitutions.
(a)    Mandatory Repurchase and Substitution for Breaches of Representations and Warranties. Upon the receipt of notice by the Depositor of a breach of any of the representations and warranties in Section 5(a) or Section 5(b) hereof which materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any subsequent assignee of the Issuer (including the Indenture Trustee for the benefit of the Noteholders) therein, the Depositor shall within 30 days of such notice, cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or either: (i) repurchase such Timeshare Loan at the Repurchase Price, or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Timeshare Loan and pay the related Substitution Shortfall Amount, if any; provided, that to the extent an Amortization Event has occurred and is continuing, the Depositor shall use its best efforts to repurchase each Timeshare Loan instead of replacing such Timeshare Loan.
(b)    Optional Repurchase and Substitution of 60-Day Plus Delinquent Loans. On any date, DFHC shall have the option, but not the obligation, to either: (i) repurchase a 60-Day Plus Delinquent Loan from the Issuer for a price equal to the Repurchase Price therefor, or (ii) substitute one or more Qualified Substitute Timeshare Loans for such 60-Day Plus Delinquent Loan and pay the related Substitution Shortfall Amount, if any.
(c)    Limitation on Optional Repurchases and Substitutions of Timeshare Loans. The aggregate Cut-Off Date Loan Balance of 60-Day Plus Delinquent Loans that may be repurchased and substituted pursuant to Section 6(b) at the option of DFHC shall be limited on any date to 15% and 20%, respectively, of the highest aggregate Loan Balance of all Timeshare Loans owned by the Issuer since the Amendment Closing Date, less the aggregate of the Cut-Off Date Loan Balances of all 60-Day Plus Delinquent Loans previously repurchased or substituted, as applicable, pursuant to Section 6(b) hereof since the Amendment Closing Date.
(d)    Payment of Repurchase Prices and Substitution Shortfall Amounts. The Issuer hereby directs and the Depositor and DFHC hereby agree to remit all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts in immediately available funds to the Indenture Trustee. In the event that more than one Timeshare Loan is substituted pursuant to Sections 6(a) or (b) hereof on any Transfer Date, the Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such Transfer Date.

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(e)    Schedule of Timeshare Loans. The Issuer hereby directs, and DFHC and the Depositor hereby agree, on each date on which a Timeshare Loan has been repurchased, purchased or substituted, to provide the Issuer and the Indenture Trustee with a revised Schedule of Timeshare Loans reflecting the removal and/or substitution of such Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions of this Agreement.
(f)    Officer’s Certificate for Qualified Substitute Timeshare Loans. The Depositor and DFHC, as applicable, shall on each Transfer Date, certify in writing to the Issuer and the Indenture Trustee that each new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan” and that (i) the Timeshare Loan Files for such Qualified Substitute Timeshare Loans have been delivered to the Custodian and (ii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loans have been delivered to the Servicer.
(g)    Release. In connection with any repurchase, purchase or substitution of one or more Timeshare Loans contemplated by this Section 6, upon satisfaction of the conditions contained in this Section 6, the Issuer shall execute and deliver (or shall cause the Indenture Trustee to execute and deliver) such releases and instruments of transfer or assignment presented to it by the Depositor or its designee, in each case without recourse, as shall be necessary to vest in the Depositor or its designee the legal and beneficial ownership of such Timeshare Loans, provided, however, that with respect to any release of a Timeshare Loan that is substituted by a Qualified Substitute Timeshare Loan, the Issuer shall not execute and deliver or cause the execution and delivery of such releases and instruments of transfer or assignment until the Administrative Agent and the Servicer receive a Trust Receipt for such Qualified Substitute Timeshare Loan. The Issuer shall cause the Custodian to release the related Timeshare Loan Files to the Depositor or its designee and the Servicer to release the related Timeshare Loan Servicing Files to the Depositor or its designee; provided, however, that with respect to any Timeshare Loan File or Timeshare Loan Servicing File related to a Timeshare Loan that has been substituted by a Qualified Substitute Timeshare Loan, the Issuer shall not cause the Custodian and the Servicer to release the related Timeshare Loan File and the Timeshare Loan Servicing File, respectively, until the Administrative Agent and the Servicer receive a Trust Receipt for such Qualified Substitute Timeshare Loan.
(h)    Sole Remedy. It is understood and agreed that the obligations of the Depositor to repurchase or substitute Timeshare Loans contained in Section 6(a) hereof and the obligation of the Depositor to indemnify pursuant to Section 8 hereof shall constitute the sole remedies for the breaches of any representation or warranty contained in Section 5(a) or Section 5(b) hereof.
SECTION 7 .    Additional Covenants of the Depositor. The Depositor hereby covenants and agrees with the Issuer as follows:
(a)    The Depositor shall comply in all material respects with all applicable laws, rules, regulations and orders applicable to it and its business and properties.

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(b)    The Depositor shall preserve and maintain its existence (corporate or otherwise), rights, franchises and privileges in the jurisdiction of its organization and, if applicable, all necessary sales finance company licenses.
(c)    On or prior to each Funding Date or a Transfer Date, as applicable, the Depositor shall indicate in its computer files and other records that each Timeshare Loan has been sold to the Issuer and subsequently pledged to the Indenture Trustee for the benefit of the Noteholders.
(d)    The Depositor shall respond to any inquiries with respect to ownership of a Timeshare Loan by stating that such Timeshare Loan has been sold to the Issuer and that the Issuer is the owner of such Timeshare Loan and that such Timeshare Loan has been pledged to the Indenture Trustee for the benefit of the Noteholders.
(e)    On or prior to the Amendment Closing Date, the Depositor shall file or cause to be filed, at its own expense, financing statements in favor of the Issuer and the Indenture Trustee for the benefit of the Noteholders with respect to the Conveyed Timeshare Property meeting the requirements of state law in such manner and in such jurisdictions as are necessary or appropriate to perfect the acquisition of the Conveyed Timeshare Property by the Issuer from the Depositor, and shall deliver file-stamped copies of such financing statements to the Issuer and the Indenture Trustee for the benefit of the Noteholders.
(f)    The Depositor agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Issuer or the Indenture Trustee may reasonably request, to perfect, protect or more fully evidence the sale of the Timeshare Loans, or to enable the Issuer or the Indenture Trustee to exercise and enforce its rights and remedies hereunder or under any Timeshare Loan including but not limited to powers of attorney, Uniform Commercial Code financing statements and assignments of Mortgage and Right-to-Use Agreements. The Depositor hereby appoints the Issuer and the Indenture Trustee as attorney-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Depositor to enforce obligations of the Depositor hereunder.
(g)    Any change in the legal name of the Depositor and any use by it of any trade name, fictitious name, assumed name or “doing business as” name occurring after the Closing Date shall be promptly disclosed to the Issuer and the Indenture Trustee in writing.
(h)    Upon the discovery or receipt of notice of a breach of any of its representations or warranties and covenants contained herein, the Depositor shall promptly disclose to the Issuer and the Indenture Trustee, in reasonable detail, the nature of such breach.
(i)    The Depositor shall immediately transfer to the Issuer or its assignee, as applicable, any payment it receives in respect of the Conveyed Timeshare Property.

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(j)    In the event that the Depositor or the Issuer or any assignee of the Issuer should receive actual notice of any transfer taxes arising out of the transfer, assignment and conveyance of any Conveyed Timeshare Property, on written demand by the Issuer, or upon the Depositor otherwise being given notice thereof, the Depositor shall pay, and otherwise indemnify and hold the Issuer and any of its assignees harmless, on an after-tax basis, from and against any and all such transfer taxes.
(k)    The Depositor will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges could not reasonably be expected to materially adversely affect the collectibility of the Conveyed Timeshare Property or the ability of the Depositor to perform its obligations under this Agreement and any of the Transaction Documents to which it is a party.
(l)    The Depositor will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Obligor Notes at the address of the Depositor listed herein or, upon 30 days’ prior written notice to the Issuer and the Indenture Trustee, at any other location in jurisdictions where all actions reasonably requested by the Issuer or the Indenture Trustee to protect and perfect the interest in the Obligor Notes and Right-to-Use Agreements under the applicable Uniform Commercial Code have been taken and completed within 10 days of such notice. The Depositor also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Obligor Notes and Right-to-Use Agreements in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all (including, without limitation, records adequate to permit the daily identification of each Obligor Note and Right-to-Use Agreement) and all payments made with regard to the related Conveyed Timeshare Property prior to and on the Closing Date, each Funding Date or each Transfer Date, as applicable.
(m)    The Depositor shall authorize and file such continuation statements and any other documents reasonably requested by the Issuer or which may be required by law to preserve and protect the interest of the Issuer hereunder in and to the Conveyed Timeshare Property.
(n)    The Depositor agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Issuer may reasonably request, to perfect, protect or more fully evidence the Conveyed Timeshare Property, or to enable the Issuer or the Indenture Trustee to exercise and enforce its rights and remedies hereunder or under any of the other Transaction Documents to which it is a party. The Depositor has delivered to the Custodian a Lost Note Affidavit in the form of Exhibit C hereto in each instance where it is unable to

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provide a signed original Obligor Note, and the Issuer agrees that such Lost Note Affidavit shall be sufficient to satisfy its obligations hereunder.
(o)    The Depositor authorizes the Issuer to file continuation statements, and amendments thereto, relating to the Conveyed Timeshare Property and all payments made with regard to the Conveyed Timeshare Property without the signature of the Depositor where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. The Issuer confirms that it is not its present intention to file a photocopy or other reproduction of this Agreement as a financing statement, but reserves the right to do so if, in its good faith determination, there is at such time no reasonable alternative remaining to it.
(p)    In the event that the Depositor shall have received any insurance proceeds and such proceeds are not payable to an Obligor, the Depositor shall promptly remit such insurance proceeds to the Indenture Trustee for deposit into the Collection Account.
SECTION 8.    Indemnification.
(a)    The Depositor agrees to indemnify the Issuer, the Indenture Trustee, the Noteholders, the Administrative Agent and the Purchasers (each an “Indemnified Party”, collectively, the “Indemnified Parties”) against any and all claims, losses, liabilities, (including legal fees and related costs) that such Indemnified Parties may sustain directly or indirectly related to (x) any inaccuracy or breach of the representations and warranties of the Depositor under Section 5 hereof and (y) a failure by the Depositor to perform any of its obligations under the Transaction Documents (“Indemnified Amounts”) excluding, however: (i) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party; (ii) any recourse for any uncollectible Timeshare Loan not related to a breach of representation or warranty; (iii) recourse to the Depositor for a 60-Day Plus Delinquent Loan; (iv) Indemnified Amounts attributable to any violation by an Indemnified Party of any requirement of law related to an Indemnified Party; or (v) the operation or administration of the Indemnified Party generally and not related to this Agreement. The Depositor shall: (x) promptly notify the Issuer and the Indenture Trustee if a claim is made by a third party with respect to this Agreement or the Timeshare Loans, and relating to (i) the failure by the Depositor to perform its duties in accordance with the terms of this Agreement or (ii) a breach of the Depositor’s representations, covenants and warranties contained in this Agreement, and (y) assume (with the consent of the related Indemnified Party, which consent shall not be unreasonably withheld) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment, order or decree which may be entered against it or the related Indemnified Party in respect of such claim. If the Depositor shall have made any indemnity payment pursuant to this Section 8 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to the Depositor.

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(b)    The Depositor agrees to pay, and to indemnify, defend and hold harmless the Issuer, the Indenture Trustee, the Noteholders, the Administrative Agent and the Purchasers from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Conveyed Timeshare Property to the Issuer hereunder and the further pledge by the Issuer to the Indenture Trustee, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Issuer and the issuance of the Notes) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Depositor under this Agreement or the Servicer under the Indenture or imposed against the Issuer, a Noteholder or otherwise. Notwithstanding any other provision of this Agreement, the obligation of the Depositor under this Section 8(b) shall not terminate upon the resignation or removal of the Servicer pursuant to the Indenture and shall survive any termination of this Agreement.
(c)    The obligations of the Depositor under this Section 8 to indemnify the Indemnified Parties shall survive the termination of this Agreement and continue until the Notes are paid in full or otherwise released or discharged.
SECTION 9.    No Proceedings. The Depositor hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against the Issuer or any Resort, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day since the latest maturing Notes issued by the Issuer.
SECTION 10.    Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed. To the extent that any Purchaser which the Administrative Agent has confirmed holds at least a 15% interest in the Notes shall give written direction to any of the parties hereto that it wishes to directly receive copies of any notices and other communications that the Administrative Agent is entitled to receive hereunder, the parties hereto agree to comply with such direction.
SECTION 11.    No Waiver; Remedies. No failure on the part of the Depositor, the Issuer or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.
SECTION 12.    Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Depositor, the Issuer and their respective successors and permitted assigns. Any assignee shall be an express third party beneficiary of this Agreement, entitled directly to enforce this Agreement. The Depositor may not assign any of its rights and obligations hereunder

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or any interest herein without the prior written consent of the Issuer and each of its assignees. The Issuer may, and intends to, assign all of its rights hereunder to the Indenture Trustee for the benefit of the Noteholders and the Depositor consents to any such assignment. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Depositor pursuant to Section 5 hereof and the repurchase or substitution and indemnification obligations shall be continuing and shall survive any termination of this Agreement but such rights and remedies may be enforced only by the Issuer or the Indenture Trustee, as applicable.
SECTION 13.    Amendments; Consents and Waivers. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered hereto, nor consent to any departure by the Depositor from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto and the written consent of the Administrative Agent on behalf of the Required Purchasers is given and, to the extent the Notes are rated, confirmation from the Rating Agencies that such action will not result in a downgrade, withdrawal or qualification of any rating assigned to the Notes. The Issuer shall provide the Administrative Agent, the Indenture Trustee, the Noteholders and, to the extent any Notes are rated, the Rating Agencies with such proposed modifications, amendments or waivers. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand by the Depositor in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. The Depositor acknowledges that in connection with the intended assignment by the Issuer of all of its right, title and interest in and to the Conveyed Timeshare Property to the Indenture Trustee for the benefit of the Noteholders, the Issuer, as Issuer, intends to issue the Notes, the proceeds of which will be used by the Issuer to purchase the Timeshare Loans conveyed hereunder.
SECTION 14.    Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction. Without limiting the generality of the foregoing, in the event that a Governmental Authority determines that the Issuer may not purchase or acquire the Conveyed Timeshare Property, the transactions evidenced hereby shall constitute a loan and not a purchase and sale, notwithstanding the otherwise applicable intent of the parties hereto, and the Depositor shall be deemed to have granted to the Issuer as of the date hereof, a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under, whether now owned or existing, or hereafter acquired or arising, the Conveyed Timeshare Property and the related property as described in Section 2 hereof.
SECTION 15.    GOVERNING LAW; CONSENT TO JURISDICTION.
(A)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING,

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WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK).
(B)    THE DEPOSITOR AND THE ISSUER HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE DEPOSITOR AND THE ISSUER EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE DEPOSITOR OR THE ISSUER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEM TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.
SECTION 16.    Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
SECTION 17.    Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.
[Signatures on next page]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
DIAMOND RESORTS DEPOSITOR 2008 LLC,
as Depositor

By:	___/s/ Lillian Luu____________________ Name: Lillian Luu Title: Treasurer

Address:    10600 West Charleston Boulevard
    Las Vegas, Nevada 89135
Attention:    General Counsel
Telephone:    702-823-7560
Facsimile:     702-765-8610
DIAMOND RESORTS ISSUER 2008 LLC, as Issuer

By:	____/s/ Lillian Luu____________________ Name: Lillian Luu Title: Treasurer

Address:    10600 West Charleston Boulevard
    Las Vegas, Nevada 89135
Attention:    General Counsel
Telephone:    702-823-7560
Facsimile:    702-765-8610
Agreed and acknowledged as to
DFHC’s obligations set forth in Section 6.
DIAMOND RESORTS FINANCE HOLDING COMPANY

By: ___/s/ Lillian Luu_____________ Name:	Lillian Luu Title: Treasurer

KL2 2879244, Fifth Amended and Restated Sale Agreement

Schedule I

Representations and Warranties as to Timeshare Loans
(a)All federal, state or local laws, rules or regulations, including, without limitation, those relating to usury, truth-in-lending, real estate settlement procedure, land sales, the offer and sale of securities, consumer credit protection and equal credit opportunity or disclosure, applicable to the Timeshare Loan or the sale of the Timeshare Interest have been complied with in all material respects such that any violation of any such law, rule or regulation would not impair the collectibility of such Timeshare Loan. The applicable rescission period for such Timeshare Loan has expired. The Timeshare Loan was not originated in, or is subject to the laws of, any jurisdiction under which the transfer, conveyance or assignment of such Timeshare Loan would be unlawful, void or voidable.
(b)    The Timeshare Loan has cleared escrow.
(c)    The related Obligor has not been released, in whole or in part, from any of its material obligations in respect of the Timeshare Loan. The applicable Obligor Note and/or Right-to-Use Agreement has not been satisfied, canceled, rescinded or subordinated, in whole or in part, and no instrument has been executed that would effect any such satisfaction, release, cancellation, subordination or rescission. No instrument has been executed that would effect any such release, satisfaction, cancellation, rescission or subordination.
(d)    The sale of the related Timeshare Interest has not been canceled by the applicable Obligor or any Originator. Any statutory or other applicable cancellation or rescission period related to the sale of the Timeshare Interest has expired. The Timeshare Interest purchased by the applicable Obligor has not been surrendered in accordance with the terms of the relevant Mortgage or Purchase Contract.
(e)    Each Mortgage, Purchase Contract, Obligor Note or Right-to-Use Agreement, and each other document in the related Timeshare Loan File is genuine and the legal, valid and binding obligation of the applicable Obligor, is enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law), and is not subject to any dispute, right of setoff, recoupment, counterclaim, or defense of any kind, whether arising out of transactions concerning such Timeshare Loan or otherwise, and no such right has been asserted with respect thereto.
(f)    All of the related Timeshare Loan Servicing Files for such Timeshare Loan have on or prior to the Funding Date (or the related Transfer Date) been obtained by the Servicer and all the related Timeshare Loan Files are in the possession of the Custodian, the Custodian has issued a Trust Receipt (as defined in the Custodial Agreement) therefor and no Material Exceptions (as defined in the Custodial Agreement) have been cited by the Custodian.
(g)    The related Obligor Note is payable in United States Dollars.

Schedule I-1
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(h)    The related Obligor has no bona fide claim against any Originator or affiliate thereof, or any defense, set off or counterclaim.
(i)    Such Timeshare Loan is not more than 30 days delinquent (without giving effect to any applicable grace period) on any payment of principal or interest as of the related Cut-Off Date.
(j)    The aggregate amount owing from the related Obligor with respect to all Timeshare Loans does not exceed $150,000 in the aggregate.
(k)    The related Obligor Note evidences a fully amortizing debt obligation, which bears a fixed rate of interest, provides for substantially level monthly payments of principal and interest (other than the final payment thereon) and is for a term not exceeding 120 months.
(l)    The related Obligor Note may be prepaid in full without penalty.
(m)    The related Obligor has been instructed to remit all payments to the Centralized Lockbox Account or such other lockbox account(s) at Approved Financial Institutions that are subject to a Deposit Account Control Agreement approved by the Administrative Agent.
(n)    The related Obligor is not (i) a Person (other than an individual) that is affiliated with or employed by Diamond Resorts Corporation or any of its Affiliates, including the Servicer, or (ii) a Governmental Authority.
(o)    [Reserved].
(p)    The applicable assignment of Mortgage or Right-to-Use Agreement and the endorsement of the related Obligor Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Mortgage, related Right-to-Use Agreement and related Obligor Note, and all monies due or to become due thereunder, and all proceeds thereof.
(q)    All of the condominium and apartment units related to the Timeshare Loans in the Resorts are located in buildings whose construction has been completed and certificate of occupancy has been issued, in the manner required by applicable state and local laws.
(r)    In the case of an Obligor Note secured by a Mortgage, the related Timeshare Property constitutes a fee interest in real property at one of the Resorts. The related Mortgage has been duly filed and recorded with all appropriate governmental authorities in all jurisdictions in which such related Mortgage is required to be filed and recorded to create a valid, binding and enforceable first Lien on the related Timeshare Property and such related Mortgage creates a valid, binding and enforceable first Lien on the related Timeshare Property, subject only to Permitted Liens; and the Depositor, to the extent applicable, is in compliance with such Permitted Liens respecting the right to the use of such related Timeshare Property. In the case of a Right-to-Use Agreement related to a Timeshare Loan, the related Timeshare Property, if any, is an apartment or unit at a Resort and the related Right-to-Use Agreement grants the related Obligor the right to use and occupy one or more apartments or units at a Resort. The related Right-to-Use Agreement has been duly filed and

Schedule I-2
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recorded with all appropriate governmental authorities in all jurisdictions in which such related Right-to-Use Agreement is required to be filed and recorded to enable the Issuer and its assigns to enforce the revocation and termination rights granted in the Right-to-Use Agreement.
(s)    Immediately prior to any transfer contemplated pursuant to this Agreement of Timeshare Loans from the Depositor to the Issuer, the Depositor will own full legal and equitable title to each such Timeshare Loan, free and clear of any Lien or ownership interest in favor of any other Person. All of the Depositor’s right, title and interest in and to each such Timeshare Loan has been validly and effectively transferred to the Depositor pursuant to the Purchase Agreement. Immediately prior to any transfer contemplated pursuant to this Agreement of Timeshare Loans from the Depositor to the Issuer, the Depositor will own full legal and equitable title to each such Timeshare Loan, free and clear of any Lien or ownership interest in favor of any other Person. All of the Depositor’s right, title and interest in and to each such Timeshare Loan has been validly and effectively transferred to the Issuer pursuant to this Agreement.
(t)    The related Mortgage, Right-to-Use Agreement and/or Obligor Note, as the case may be, contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Timeshare Interest of the benefits of the security interests or other remedies intended to be provided thereby, including by judicial foreclosure or other applicable remedies. There is no exemption available to the related Obligor which would interfere with the mortgagee’s right to foreclose such related Mortgage, if applicable, or the Transferee’s right to enforce its revocation and termination rights under the related Right-to-Use Agreement other than that which may be available under applicable bankruptcy, debt relief, homestead statutes or the Servicemembers Relief Act or a similar, applicable law of the country in which a Resort is located if other than the United States.
(u)    The Timeshare Loan is not and has not been secured by any collateral except the Lien of the related Mortgage or rights and remedies in the related Right-to-Use Agreement and Right-to-Use Interest, as the case may be.
(v)    Such Timeshare Loan, if secured by a Mortgage, is covered by a form of lender’s title insurance policy or commitment issued by a title insurer qualified to do business in the jurisdiction where the related Timeshare Property is located, insuring the applicable Originator and its successors and assigns as to the first priority Lien of the related Mortgage in an amount equal to the Loan Balance of such Timeshare Loan at origination. Such lender’s title insurance policy, if actually issued, is in full force and effect. No claims have been made under such lender’s title insurance policy, if any, and no prior holder of such Timeshare Loan, including the applicable Originator, has done or omitted to do anything which would impair the coverage of such lender’s title insurance policy.
(w)    Interest is calculated on each Timeshare Loan on a simple interest basis.
(x)    The proceeds of each Timeshare Loan have been fully disbursed and no Timeshare Loan requires any additional performance by any Person.

Schedule I-3
KL2 2879244.6

(y)    The terms of each Mortgage, Right-to-Use Agreement and Obligor Note have not been modified in any material respect.
(z)    Each Timeshare Loan secured by a Mortgage is principally and directly secured by an interest in real property.
(aa)    Each Timeshare Loan secured by a Mortgage requires the Obligor to pay all taxes, insurance premiums and maintenance costs with respect to the related Timeshare Property. Each Timeshare Loan secured by a Right-to-Use Agreement requires the Obligor to pay all maintenance costs with respect to the related Timeshare Property. There are no delinquent taxes, ground rents, water charges, sewer rents, or assessments outstanding with respect to any of the Timeshare Properties, nor any other material outstanding Liens affecting the Timeshare Properties, other than Permitted Liens.
(bb)    No consent, approval, order or authorization of, and no filing with or notice to, any court or governmental authority in respect of any Obligor is required which has not been obtained in connection with the transfer of any Timeshare Loans, the Depositor or the Issuer or in connection with the pledge of any Timeshare Loans to the Indenture Trustee.
(cc)    No selection procedures reasonably believed by the Depositor to be adverse to the Noteholders were utilized in selecting any Timeshare Loans.
(dd)    Each Obligor Note constitutes an “instrument” under the Uniform Commercial Code of the jurisdiction in which such Obligor Note will at all times be located. Each Timeshare Loan which is not evidenced by an Obligor Note constitutes either “tangible chattel paper” or a “payment intangible” within the meaning of the Uniform Commercial Code in which such tangible chattel paper is located, in the case of tangible chattel paper, or within the meaning of the Uniform Commercial Code of the State of Delaware in the case of a payment intangible. There is no more than one original executed copy of each Obligor Note or each Right-to-Use Agreement.
(ee)    A minimum down payment of 10% of the sale price of the Timeshare Interest securing such Timeshare Loan has been duly paid, in cash (which cash down payment may, in the case of an Upgraded Timeshare Loan, be represented by the difference between the sale price and principal payments on such Timeshare Loan since its date of origination), by the related Obligor.
(ff)    The related Obligor has not previously had any portion of a scheduled payment delinquent for more than 180 days on a Timeshare Loan.
(gg)    The Timeshare Loan was originated in compliance with Underwriting Guidelines attached hereto as Exhibit D (as such Underwriting Guidelines may be amended from time to time in the manner provided for by the Transaction Documents).
(hh)    Such Timeshare Loan is not more than 30 or more days’ delinquent in making the first scheduled payment, unless the applicable Obligor has thereafter made at least six consecutive monthly payments on a timely basis.

Schedule I-4
KL2 2879244.6

(ii)    The Local Counsel Opinion Requirement with respect to the related Resort or Collection has been satisfied.
(jj)    With respect to any Right-to-Use Loan (other than Right-to-Use Loans related to the Cabo Azul Collection), all Timeshare Property and other real estate interests supporting the Points available to be sold are (i) titled in the name of the Collection Trustee, Collection Association or third-party trustee and held in trust, free and clear of any lien or ownership interest in favor of any other person, (ii) covered by a title insurance policy issued by a title insurer qualified to do business in the jurisdiction where such Timeshare Property or other real estate interest is located and (iii) is related to a Collection. With respect to any Right-to-Use related to the Cabo Azul Collection, all Timeshare Property and other real estate interests supporting the Points available to be sold are (i) owned by the Cabo Developer, as evidenced by its beneficial interest in a Mexican land trust subject to the terms of the Cabo Azul Collection documents, (ii) covered by a title insurance policy issued by a title insurer qualified to do business in Mexico and (iii) is related to the Cabo Azul Collection.
(kk)    With respect to any Right-to-Use Loan, none of the related Collection Developer, Collection Trustee and/or Collection Association is in default under the related Collection Trust Agreement or has caused the ratio of Points to available intervals or units to fall below required levels.
(ll)    [Reserved].
(mm)    No holder of the Timeshare Loan has any existing or future obligations or liabilities with respect to such Timeshare Loan or the related Obligor.
(nn)    The related Obligor has a FICO score of at least 550.
(oo)    The Timeshare Loan does not, when aggregated with all other Timeshare Loans conveyed on the Funding Date or Transfer Date, as applicable, and the other Borrowing Base Loans, cause any of the following to fail to be true:
(i)    the weighted average FICO score of the related Obligors with a FICO score is at least 700.
(ii)    the Weighted Average Timeshare Loan Coupon of the Borrowing Base Loans is equal to or greater than 13.50%.
(pp)    The Timeshare Loan is not related to an installment sale contract or contract for deed.
(qq)    The Timeshare Loan is not a Mortgage Loan.

Schedule I-5
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Schedule II

Representations and Warranties as to Resorts
(a)    Timeshare Interests.
(i)    The sale, offering for sale and financing of Timeshare Interests (A) do not constitute the sale, or the offering for sale, of securities subject to registration requirements of the Securities Act or any state or foreign securities laws, (B) except to the extent that any such violation(s), either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, do not violate Timeshare Laws or any other law of any state or foreign country in which sales or solicitation of Timeshare Interests occur and (C) except to the extent that any such violation(s), either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, do not violate any consumer credit or usury laws of any state or foreign country in which sales or solicitations of Timeshare Interests occur. Except to the extent that any such failure(s), either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Diamond Resorts Entities have not failed to make or cause to be made any registrations or declarations with any Governmental Authority necessary to the ownership of the Resorts or to the conduct of their business, including laws and regulations applicable to their business and activities, the operation of the Resorts and the sale, or offering for sale, of Timeshare Interests. Except to the extent that any such noncompliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Diamond Resorts Entities have, to the extent required by their activities and businesses, complied with all laws and regulations applicable to their businesses and activities.
(ii)    Schedule III (II(a)(ii)) hereto sets forth, with respect to each Resort, (A) the states and countries in which Timeshare Interests with respect to such Resort are being sold or marketed, (B) if such Resort is a Points Based Resort and (C) for each Points Based Resort, the trust or other entity that is the owner of the real property rights with respect to such Resort. The applicable Diamond Resorts Entity has filed in each jurisdiction in which such filing is a legal prerequisite to the marketing of the Timeshare Interests therein all applicable documents with the appropriate Governmental Authorities required to authorize the sale of Timeshare Interests in such jurisdictions and has subjected each Resort to certain limitations, restrictions, conditions and covenants as described in the timeshare declarations and as hereinafter set forth in accordance with the provisions of any applicable laws, statutes or regulations (such laws, statutes or regulations and all amendments, modifications or replacements thereof and successors thereto, and all regulations and guidelines promulgated thereunder or with respect thereto, now or hereafter enacted, being hereinafter collectively referred to as the “Timeshare Laws”), except for any failure to make such filings or any failure to subject each Resort to certain limitations, restrictions, conditions and covenants that could that are not reasonably be expected to have a Material Adverse Effect. All material documents used in connection with the creation of the Timeshare Interests, the sale of the Timeshare Interests and the operation of the Resort as a timeshare resort, including, without limitation, the Declaration (as hereinafter defined), by-laws and rules and regulations of the homeowner’s association, the management agreement, the form of contract of sale and deeds, and all other documents used by the Diamond Resorts Entities in connection with the sale of Timeshare Interests, and the operation of the Resort as a timeshare resort and the regulation, management and

Schedule II-1
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administration thereof comply with all Timeshare Laws, except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect. As used herein, the term “Declaration” means the declaration in furtherance of a plan for subjecting the Resort to a timeshare form of ownership, which Declaration contains covenants, restrictions, easements, charges and liens and including, without limitation, provisions regarding the identification of Timeshare Interests and the common areas and the regulation and governance of the real property comprising the Resort as a timeshare regime.
(b)    Timeshare Interest Exchange Network. The exchange system operated by Diamond Resorts International Club, Inc. (d/b/a THE Club) is being operated in compliance with all applicable Timeshare Laws, except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect. To the extent Diamond Resorts Entities have entered into written agreements with Resort Condominiums International, LLC, Interval International, Inc. or other exchange networks, such Diamond Resorts Entities are members and participants pursuant to validly executed and enforceable written agreements in Resort Condominiums International, LLC, and/or Interval International, Inc. and/or other exchange networks, as applicable. Such Diamond Resorts Entities have paid all fees and other amounts due and owing under such agreements and are not otherwise in default in any respect thereunder, except to the extent that could not reasonably be expected to result in a Material Adverse Effect.
(c)    Common Areas. To the extent that Diamond Resorts Entities are obligated to construct common areas and amenities, the common areas and amenities appurtenant to sold Timeshare Interests, and the streets and other off-site improvements contained within the projects, have been completed or a bond insuring the completion thereof has been obtained, except to the extent that such failure to complete or post a bond is not reasonably likely to have a Material Adverse Effect, and such interests in such common areas are free and clear of all Liens except Permitted Liens.
(d)    Homeowners’ Association, Maintenance Fees and Developer Subsidies. All homeowners’ association, maintenance fees and/or developer subsidies, as applicable, required to be paid by any Diamond Resorts Entity and which are past due have been paid, except to the extent that such past due fees do not exceed $5,000,000 in the aggregate.
(e)    Condemnation. No condemnation or other proceeding in the nature of eminent domain has been commenced or to any Diamond Resorts Entity’s best knowledge, is threatened or contemplated with respect to all or any portion of any Resort or for the relocation of roadways providing access to any Resort.
(f)    Utilities and Public Access. Each Resort has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Resort for its respective intended uses. All public utilities necessary to the full use and enjoyment of each Resort for are located either in the public right-of-way abutting such Resort (which are connected so as to serve such Resort without passing over the property) or in recorded easements serving such Resort for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

Schedule II-2
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(g)    Use of Property. Each Resort is used exclusively as a timeshare resort, hotel and/or other appurtenant and related uses.
(h)    Certificate of Occupancy; Licenses. All material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Resort as a timeshare resort or hotel (collectively, the “Licenses”), have been obtained and are in full force and effect. Each applicable Diamond Resorts Entity shall keep and maintain all Licenses necessary for the operation of each Resort as a timeshare resort. The use being made of each Resort is in conformity with the certificate of occupancy issued for such Resort.
(i)    Flood Zone. None of the improvements on any Resort are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, flood insurance in commercially reasonable amounts is in full force and effect with respect to each Resort.
(j)    Physical Condition. Except as set forth on Schedule III (II(j)), each Resort, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists on the Closing Date or any Transfer Date no structural or other material defects or damages in any Resort, whether latent (to the knowledge of the Diamond Resorts Entities or otherwise; and no Diamond Resorts Entity has received on the Closing Date or any Transfer Date notice from any insurance company or bonding company of any defects or inadequacies in any Resort, or any part hereof, which would materially adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
(k)    Boundaries. All of the improvements which were included in determining the appraised value of each Resort lie wholly within the boundaries and building restriction lines of such Resort, and no improvements on adjoining properties encroach upon such Resort, and no easements or other encumbrances upon the applicable Resort encroach upon any of the improvements, so as to affect the value or marketability of the applicable Resort except those which are insured against by a title insurance policy.
(l)    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable legal requirements currently in effect in connection with the transfer of any Timeshare Property to the applicable Obligor have been paid.
(m)    Illegal Activity. No portion of any Timeshare Property has been or will be purchased with proceeds of any illegal activity.
(n)    Embargoed Person. None of the funds or other assets of any Diamond Resorts Entity constitute property of, or are beneficially owned, directly or indirectly, by any Person subject to

Schedule II-3
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trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. I et seq., and any executive orders or regulations promulgated thereunder with the result that the investment in any Diamond Resorts Entity (whether directly or indirectly), is prohibited by law or the Notes issued by the Issuer are in violation of law (“Embargoed Person”). No Embargoed Person has any interest of any nature whatsoever in any Diamond Resorts Entity with the result that the investment in any Diamond Resorts Entity (whether directly or indirectly), is prohibited by law or are in violation of law. None of the funds of any Diamond Resorts Entity have been derived from any unlawful activity with the result that the investment in any Diamond Resorts Entity (whether directly or indirectly), is prohibited by law or is in violation of law.
(o)    Management Agreements. Each Resort Association which a Diamond Resorts Entity or its Affiliate currently manages was duly organized and is validly existing. Each agreement to which a Diamond Resorts Entity or an Affiliate thereof is a party, pursuant to which management services are currently being performed with respect to a Resort (each, a “Management Agreement”), is in full force and effect. The applicable Diamond Resorts Entity or an Affiliate thereof has performed in all material respects all of its obligations under each such Management Agreement.
(p)    Insurance. Each Resort which is currently managed by a Diamond Resorts Entity or an Affiliate thereof is insured through the applicable Resort Association if there is one, and if not, through a Diamond Resorts Entity, in the event of fire or other casualty for the full replacement value thereof, and in the event that the Timeshare Properties should suffer any loss covered by casualty or other insurance, upon receipt of any Insurance Proceeds, the Associations, or a Diamond Resorts Entity, are required, during the time such Timeshare Properties are covered by such insurance, under the applicable governing instruments either to repair or rebuild the portions of the applicable Resorts or to pay such proceeds to the holders of any Mortgages secured by a timeshare estate in the portions of the applicable Resorts. Each Resort in the United States which is currently managed by a Diamond Resorts Entity or an Affiliate thereof and which is located in a designated flood plain maintains flood insurance in an amount not less than the maximum level available under the National Flood Insurance Program.
(q)    Litigation. No action, suit, proceeding or investigation is pending or, to the best of the knowledge of any Representing Party, threatened against any Resort Association or any Resort which is currently managed by a Diamond Resorts Entity or an Affiliate thereof that, if adversely determined, would have a material adverse impact on the Resorts, the Timeshare Property or the value of the Notes.

Schedule II-4
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Schedule III (II(a)(ii))
Marketing by States and Countries

Name of Resort	Location of Sales[1,2,3,5]	If Points Based, Owner of Real Property Rights
Bell Rock Inn	No on-site sales	Premiere Vacation Collection Owners Association, Inc.
Bent Creek Golf Village	Sevier County, TN; DRUSC location	First American Trust, FSB, as Trustee
Cabo Azul Resort The Carriage House	Baja California Sur, Mexico No on-site sales; PVC Location	DPM Acquisition Mexico, S. de R.L de C.V. Premiere Vacation Collection Owners Association, Inc.
Cedar Breaks Lodge and Spa Celebrity House Cypress Pointe I	Iron County, UT; DRUSC location No on-site sales; PVC location Orange County, FL; DRUSC location	First American Trust, FSB, as Trustee Premiere Vacation Collection Owners Association, Inc. First American Trust, FSB, as Trustee
Cypress Pointe II	Orange County, FL; DRUSC location	First American Trust, FSB, as Trustee
Daytona Beach Regency	Volusia County, FL; DRUSC location	First American Trust, FSB, as Trustee
Desert Paradise Resort	Clark County, NV; DRUSC location	First American Trust, FSB, as Trustee
Desert Isle of Palm Springs	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Dunes Village Resort	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Flamingo Beach Resort & Villas	St. Maarten, DRUSC location	First National Trustee Company (UK) Ltd., as Trustee through its subsidiary, Saint Maarten Title Limited
Grand Beach I	Orange County, FL; DRUSC location	First American Trust, FSB, as Trustee
Grand Beach II	Orange County, FL; DRUSC location	First American Trust, FSB, as Trustee
Greensprings Vacation Resort	James City County, VA; DRUSC location	First American Trust, FSB, as Trustee
The Historic Crag’s Lodge	No on-site sales; PVC Location	Premiere Vacation Collection Owners Association, Inc.

Schedule III-1
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Name of Resort	Location of Sales[1,2,3,5]	If Points Based, Owner of Real Property Rights
The Historic Powhatan Resort	James City County, VA; DRUSC location	First American Trust, FSB, as Trustee
Island Links	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Ka’anapali Beach	Maui, HI; DRHC location	First American Trust, FSB, as Trustee
Kohl’s Ranch Lodge	No on-site sales; PVC location	Premiere Vacation Collection Owners Association, Inc.
Lake Tahoe Vacation Resort	El Dorado County, CA; DRUSC and DRCC locations	First American Trust, FSB, as Trustee
London Bridge Resort	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Los Abrigados Resort and Spa	Yavapai County, AZ; PVC location	Premiere Vacation Collection Owners Association, Inc.
Mystic Dunes Resort	Osceola County, FL; DRUSC location	First American Trust, FSB, as Trustee
Palm Canyon Resort and Spa	Riverside County, CA DRUSC location	First American Trust, FSB, as Trustee
The Point at Poipu	Kauai, HI; DRHC location	First American Trust, FSB, as Trustee
Polo Towers Suites	Clark County, Nevada; DRUSC and DRCC Locations[4]	First American Trust, FSB, as Trustee
Polynesian Isles	No on-site sales; DRUSC Location	First American Trust, FSB, as Trustee
Rancho Mañana Resort	No on-site sales PVC location	Premiere Vacation Collection Owners Association, Inc.
PVC at The Roundhouse Resort	No on-site sales; PVC location	Premiere Vacation Collection Owners Association, Inc.
The Ridge on Sedona Golf	Yavapai County, AZ; DRUSC location	First American Trust, FSB, as Trustee
Ridge Pointe	No on-site sales; DRUSC Location	First American Trust, FSB, as Trustee
Riviera Beach Resort and Spa	Orange County, CA DRUSC Location	First American Trust, FSB, as Trustee
Riviera Oaks Resort and Racquet Club	San Diego County, CA DRUSC Location	First American Trust, FSB, as Trustee
Riviera Shores Resort	No on-site sales DRUSC Location	First American Trust, FSB, as Trustee

Schedule III-2
KL2 2879244.6

Name of Resort	Location of Sales[1,2,3,5]	If Points Based, Owner of Real Property Rights
The Roundhouse Resort	No on-site sales; PVC Location	Premiere Vacation Collection Owners Association, Inc.
Royal Palm Beach	No on-site sales; DRUSC location	First National Trustee Company (UK) Ltd., as Trustee through its subsidiary, Saint Maarten Title Limited
San Luis Bay Inn	San Luis Obispo County, CA; DRUSC and DRCC locations	First American Trust, FSB, as Trustee
Scottsdale Camelback Resort	No on-site sales; PVC Location	Premiere Vacation Collection Owners Association, Inc.
Scottsdale Links Resort	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Scottsdale Villa Mirage	Maricopa County, AZ; DRUSC location	First American Trust, FSB, as Trustee
Sea of Cortez Beach Club	No on-site sales; PVC Location	Premiere Vacation Collection Owners Association, Inc.
Sedona Springs	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Sedona Summit	Yavapai County, AZ; DRUSC, DRHC, & DRCC locations	First American Trust, FSB, as Trustee
The Suites at Fall Creek	Taney County, MO; DRUSC locations	First American Trust, FSB, as Trustee
Tahoe Beach & Ski Club	No on-site sales; DRUSC & DRCC Locations	First American Trust, FSB, as Trustee
Tahoe Seasons Resort	No on-site sales DRUSC Location	First American Trust, FSB, as Trustee
Varsity Clubs of America – South Bend	No on-site sales; PVC Location	Premiere Vacation Collection Owners Association, Inc.
Varsity Clubs of America – Tucson	No on-site sales; PVC Location	Premiere Vacation Collection Owners Association, Inc.
Villas at Poco Diablo	No on-site sales; DRUSC location	First American Trust, FSB, as Trustee
Villas at Polo Towers	Clark County, NV; DRUSC and DRHC locations[4]	First American Trust, FSB, as Trustee
Villas de Santa Fe	No on-site sales; DRUSC locations	First American Trust, FSB, as Trustee
Villas of Sedona	No on-site sales; DRUSC locations	First American Trust, FSB, as Trustee

1 Diamond Resorts U.S. Collection (“DRUSC”) memberships are currently sold at sales centers located in the following states: Arizona, California, Florida, Missouri, Nevada, Tennessee, Utah, Virginia, and St. Maarten, N.A. (collectively referred to as “DRUSC

Schedule III-3
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locations”). DRUSC is registered, or exempt from registration or other regulations, to market or sell memberships in all 50 United States except: Hawaii, Idaho, Nebraska, and West Virginia.
2 Diamond Resorts Hawaii Collection (“DRHC”) memberships are currently sold at sales centers located in Hawaii (collectively referred to as “DRHC locations”). DRHC is registered, or exempt from registration or other regulations, to market or sell memberships in the following states: Alaska, Arizona, California, Delaware, Florida, Georgia, Hawaii, Kansas, Maine, Massachusetts, Michigan, Missouri, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, Texas, Vermont, Washington, Wisconsin, and Wyoming.
3 Diamond Resorts California Collection (“DRCC”) memberships are not actively sold, however, are legally able to be sold at sales centers located in the following states: Arizona, California, and Nevada (collectively referred to as “DRCC locations”). DRCC is registered, or exempt from registration or other regulations, to market or sell memberships in the following states: Alaska, Arizona, California, Delaware, Georgia, Kansas, Maine, Massachusetts, Missouri, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Vermont, Washington, Wisconsin and Wyoming.
4 This timeshare plan is registered for sale in Nevada, and some intervals are held by Diamond Resorts Polo Development, LLC.
5 Premiere Vacation Collection (“PVC”) memberships are not actively sold, however are legally able to be sold at sales centers in Arizona. PVC is registered, or exempt from registration or other regulations, to market or sell memberships in the following states: Alaska, Arizona, Colorado, Delaware, Georgia, Illinois, Indiana, Kansas, Maine, Massachusetts, Michigan, Missouri, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, Texas, Utah, Vermont, Wisconsin and Wyoming.

Schedule III-4
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Schedule III (II(j))

Physical Condition
The Developer was not the developer of the Poipu Point condominium (completed in 1993); the Ka’anapali Beach Vacation Resort (completed in 1988); or The Villas at Polo Towers (completed in 2006). As a result, the Association does not hold any warranties, express or implied, on the Collection accommodations or the component sites. The resort interests were conveyed to the Trustee “as is.”
Ka’anapali Beach Resort
A lawsuit alleging a construction defect by the manufacturer of the rooftop space frame was filed by the Company or one or more of its affiliates (the “Developer”) in its pursuit to help the association in the matter of determining whether there are any grounds to seek relief against the manufacturer of said space frame. Settlement in the amount of $2.465 million has been reached with the three defendants and the case has been dismissed. The rooftop space frame is be replaced beginning in November 2014. This is expected to be approximately $5 million, nine month project, to be completed in the third quarter of 2015. This estimate is approximate only and could change in the future due to unforeseen events, inclement weather, and other events that are beyond the control of the Developer or the contractor.
The Point at Poipu
The exterior walls of all buildings in The Point at Poipu condominium have experienced damage due to water intrusion. The Board of Directors of the condominium association for The Point at Poipu (“Poipu Condominium Board”) had a study performed to determine the scope and extent of the damage and the cost of any necessary repair work. Based on the results of such study, the Poipu Condominium Board initiated a water intrusion assessment to pay for the repair work (“Water Intrusion Assessment”). The Developer agreed that it would pay for such Water Instrusion Assessments relative to certain Points purchased by owners on and subsequent to January 30,2011, including any Points purchased on and subsequent to the last Revision Date on page 1 of the Hawaii Disclosure Statement purchasers receive, however, the Developer is not assuming responsibility for the payment of any other assessment made to Collection Members in the future that are unrelated to the repair of such water intrusion damage at The Point at Poipu condominium. Construction work to repair the damage has commenced in 2012, with an estimated completion date of July, 2017. These dates and construction timeframe estimates are approximate only and could change in the future due to unforeseen events, inclement weather, and other events that are beyond the control of the Poipu Condominium Board. In order to conduct the necessary repair work, the Poipu Condominium Board anticipates that only one building at a time will be completely closed off from occupancy. Each building takes on average about six (6) months to complete the repair work. The Developer will endeavor to work with the Poipu Condominium Board to see that repair work is conducted in manner that will not materially impair the operation of the Project and will minimize the impact of the ability of the owners to obtain a reservation.

Schedule III-5
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Lake Tahoe Vacation Resort

Numerous instances of improper installation or construction techniques by the contractor have been discovered at Lake Tahoe Vacation Resort. These construction defects have resulted or may result in some structural defects, including water intrusion in the roof and the parking garage and in the bathrooms and exterior walls of a significant number of units at the resort. In order to secure the correction of these defects, the Developer filed an action against the contractor seeking repairs and in some instances replacement of physical components of the resort and correction of the effects of any resulting defects and/or water intrusion. This action settled for $25 million. The repairs are underway at the resort and are anticipated to be completed in 2015. The use of the affected units may be temporarily interrupted during the course of making the repairs.
All or portions of the Lake Tahoe Vacation Resort are located within a Very High Fire Hazard Severity Zone. Prospective purchasers are provided with a separate disclosure document required under California Government Code Section 51183.5.
San Luis Bay Inn
All or portions of the San Luis Bay Inn resort are located within a Special Flood Hazard Area, as designated by the Federal Emergency Management Agency. Prospective purchasers are provided with a separate disclosure document required under California Government Code Section 8589.3.
The resort also lies within an Area of Potential Flooding as shown on an inundation map. Purchasers are provided with a separate disclosure document required under California Government Code Section 8589.4.
The resort is also located within five (5) miles of the Diablo Canyon nuclear power plant. It is within the basic emergency planning zone, the area surrounding each of California’s nuclear power plants, in which both state and federal governments require planning to protect the public in the unlikely event of a serious accident at the plant. Plans for public information and for a full range of protective actions, including evacuation, have been developed by local emergency services offices.
Scottsdale Links
There are currently ten (10) units dedicated to Diamond Resorts U.S. Collection that are actually not available for guest use and points being sold against this inventory are not supported because these units are being utilized for back office operations. In the meantime, Diamond Resorts U.S. Collection Development, LLC (the “DRUSC”) has used developer space to accommodate owner requests and maintain the one-to-one property to points ratio required by law.
Desert Paradise
There are currently four (4) units at Desert Paradise Resort that are dedicated to Diamond Resorts U.S. Collection that are actually not available for guest use and points being sold against this inventory are not supported because these units are being utilized for back office operations. In the

Schedule III-6
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meantime, DRUSC has used developer space to accommodate owner requests and maintain the one-to-one property to points ratio required by law.
Cabo Azul Resort
In September 2014, Cabo Azul Resort and the surrounding area in Baja California, Mexico were severely affected by the landfall of Hurricane Odile. The storm damaged all six (6) buildings at the resort and the related amenities and other facilities at the resort. The resort sustained various levels of structural and cosmetic damage, including to both the interior and exterior of the resort structures. The Developer continues to evaluate the extent and severity of the damage, including related costs and the timeframe to complete any necessary repairs. The entire resort is temporarily out of service, pending completion of necessary repairs to both the resort and the infrastructure of the surrounding area.
.

Schedule III-7
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Exhibit A
Schedule of Timeshare Loans
[Electronic Schedule of Timeshare Loans on file with Indenture Trustee]

A-1
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Exhibit B

Form of Timeshare Loan Transfer Certificate

TRANSFER OF TIMESHARE LOANS

PURSUANT TO

SALE AGREEMENT

DIAMOND RESORTS ISSUER 2008 LLC
This TRANSFER OF TIMESHARE LOANS (this “Subsequent Transfer Certificate”), dated ______ __, 201_, is acknowledged by Diamond Resorts Depositor 2008 LLC, a Delaware limited liability company (the “Depositor”) and Diamond Resorts Issuer 2008 LLC, a Delaware limited liability company (the “Issuer”). Capitalized terms not defined herein shall have the meanings assigned to them in or incorporated by reference in that certain Fourth Amended and Restated Sale Agreement, dated as of January 30, 2015, by and between the Depositor, as seller and the Issuer, as purchaser (the “Sale Agreement”).
The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign and grant to the Issuer, pursuant to Section 2(a) of the Sale Agreement, and the Issuer does hereby purchase and accept such transfer, assignment and grant, all right, title and interest of the Depositor in and to (i) the Timeshare Loans listed on the Schedule of Timeshare Loans attached as Exhibit A to the Sale Agreement and amended in regard to the Subsequent Timeshare Loans on the date hereof and (ii) the other Conveyed Timeshare Property related to such Timeshare Loans.
This Transfer Certificate sets forth the following additional terms applicable to the Sale Agreement in connection with this transfer of the Timeshare Loans:
Section 1    Definitions
“Transfer Date” means ______________, 201_.
“Cut-Off Date” means the close of business on _______________, 201_.
Section 2    Definitions Ratification of Agreement. As supplemented by this Transfer Certificate, the Sale Agreement is in all respects ratified and confirmed and, as so supplemented by this Transfer Certificate, shall be read, taken and construed as one and the same instrument.
Section 3    Definitions Governing Law. This Transfer Certificate shall be governed by, and construed in accordance with, the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law).
Section 4    Definitions Counterparts. This Transfer Certificate may be executed in two counterpart copies, which copies taken together shall constitute one instrument.

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[Signatures on next page]

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IN WITNESS WHEREOF, the Depositor and the Issuer have caused this Transfer Certificate to be duly executed by their respective officers thereto duly authorized as of the date and year first above written.
DEPOSITOR:
DIAMOND RESORTS DEPOSITOR 2008 LLC

By:	Name: Title:
Acknowledged and Agreed:
ISSUER:
DIAMOND RESORTS ISSUER 2008 LLC

By:	Name: Title:

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Exhibit C

Form Of Lost Note Affidavit
STATE OF ___________
COUNTY OF _________
______________ (“Affiant”), on behalf of and as _________________ of Diamond Resorts Depositor 2008 LLC, a Delaware limited liability company (the “Depositor”), being duly sworn, deposes and says:
1.    This Lost Note Affidavit is being delivered by the Affiant pursuant to Section 7(n) of the Fourth Amended and Restated Sale Agreement (the “Agreement”), dated as of January 30, 2015 by and between the Depositor and Diamond Resorts Issuer 2008 LLC, a Delaware limited liability company, as the Issuer. Unless otherwise defined herein, capitalized terms have the meanings ascribed to such terms in the Agreement.
2.    That ____________________________________________ has issued an [Obligor Note][Right-to-Use Agreement] evidencing a Timeshare Loan dated __________________ in the principal amount of $_________________ [(the “Original Note”)] [(the “Original Agreement”)] to ______________________.
3.    The [Original Note][Original Agreement] has been lost, destroyed, or stolen so that it cannot be found or produced, and the Depositor has not endorsed, assigned, sold, pledged, hypothecated, negotiated or otherwise transferred the [Original Note][Original Agreement] or an interest therein.
4.    That the Depositor has made a diligent effort to find the [Original Note][Original Agreement].
5.    It is understood by the Depositor that if the [Original Note][Original Agreement] is found, that it will surrender said [Original Note][Original Agreement] to the Custodian or its permitted successors and assigns for cancellation.
___________________________________
The foregoing affidavit was sworn to and subscribed before me this _____ day of _____________, _______, by ______________, as _______________________ of Diamond Resorts Depositor 2008 LLC, who is personally known to me or who has produced ____________________ as identification and who did take an Oath.

(AFFIX NOTARIAL SEAL) Commission Number: _________________	___________________________________ Notary Public, State of __________ (Name) My Commission Expires:

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KL2 2879244.6

Exhibit D
Credit Underwriting

EFFECTIVE 9/1/2014

DIAMOND RESORTS INTERNATIONAL®
LOYALTY CREDIT UNDERWRITING/SALES PROGRAM

			*INTEREST RATE % (BASED ON LOYALTY LEVEL OF PURCHASE)
FICO TIER	FICO SCORE	DOWN PAYMENT	STANDARD	WELCOME TO DIAMOND (4K)	SILVER (15K)	GOLD (30K)	PLATINUM (50K)	TERM (MONTHS)
Tier 1	>800
Tier 2	700 - 799	10% - 19.99%	17.99	17.99	15.99	13.99	12.99	120
Tier 3	650 - 699	20%+	16.99	15.99	13.99	11.99	11.99	120
Tier 4	600 - 649	15% - 19.99%	17.99	17.99	15.99	13.99	12.99	120
		20%+	16.99	15.99	13.99	12.99	12.99	120
Tier 5	575 - 599	30%	17.99	17.99	17.99	17.99	17.99	120
Tier 6	525 - 574	50%	17.99	17.99	17.99	17.99	17.99	120
Tier 7	<525	100%	n/a	n/a	n/a	n/a	n/a	n/a

D-1
KL2 2879244.6